Mazama Capital Management, Inc.
                        IA Policies and Procedures Manual
                               1/6/2004 to Current

                                 Code of Ethics

Policy

Rule  17j-1  (the  "Rule")  under  the  Investment  Company  Act  of  1940  (the
"Investment Company Act") requires that Mazama Capital Management, Inc. ("Mazama"), if it serves as a subadviser or adviser to a registered investment company (a "Trust"), to adopt a written Code of Ethics and to report to the Board of Trustees of a Trust (the "Board") any material compliance violations. The Board may approve a Code of Ethics only after it has made a determination that the Code of Ethics contains provisions designed to prevent "Access Persons" (summarized below and further defined in Appendix 1) from engaging in fraud. In addition, certain key "Investment Personnel" (summarized below and defined in Appendix 1) of Mazama are subject to further pre-clearance procedures with respect to their investment in securities offered through an initial public offering (an "IPO") or private placement (a "Limited Offering").

Key Definitions

For other definitions, see Appendix 1.

The term "Access Person" is generally defined by the Rule to include: (i) any director, trustee, officer, general partner or key investment personnel of a Trust or an investment adviser to a Trust; and (ii) any director, officer, or general partner of a principal underwriter who has knowledge of the investment activities of a series of a Trust. Because Mazama is only one of the investment advisers to a Trust, Access Persons under this Code will include only Mazama personnel. The Mazama Compliance Officer (defined below) will notify an employee if that person fits the above definition and maintain a list of all Access Persons (see Appendix 2).

The term "Investment Personnel" is generally defined by the Rule to include (i) any employee of a Trust or an investment adviser to a Trust who regularly participates in making recommendations regarding the purchase or sale of securities of a series of a Trust (a "Fund"); and (ii) any natural person who controls a Trust or an investment adviser to a Trust who obtains information concerning recommendations made to a Fund or other client account regarding the purchase or sale of securities by a Fund or other client account. As in the case of Access Persons, Investment Personnel under this Code will include only Mazama personnel. The Compliance Officer (defined below) will notify an employee if that person fits the above definition and maintain a list of all Investment Personnel (see Appendix 2). Investment Personnel are also Access Persons.

The term "Personal Account" shall include each and every account wherein a Mazama employee influences or controls the investment decisions. A Mazama employee is deemed to influence or control the investment decisions if the account is for the benefit of (i) any employee; (ii) a spouse of any employee;
(iii) any child under the age of 22 of an employee, whether or not residing with the employee; (iv) any other dependent of an employee residing in the same household with the employee; (v) any other account in which an employee has a beneficial interest. The employee may obtain a written exemption from the Personal Account designation by the Compliance Officer if the Officer determines that (i) the certifying employee does not influence the investment decisions for any specified account of such spouse, child, or dependent person; and (ii) the person or persons making the investment decisions for such account do not make such decisions, in whole or in part, upon information that the certifying employee has provided.

The term "Publicly Traded Securities" includes (i) any equity or debt instrument traded on an exchange, through NASDAQ or through the "pink sheets;" (ii) any options to purchase or sell such equity or debt instrument; (iii) any index stock or bond group options that include such equity or debt instrument; and
(iv) any option on such futures contracts; provided that the Publicly Traded Securities shall not include (a) equity securities issued by mutual funds (other than mutual funds for which Mazama acts as adviser) having total assets of at least $100,000,000; and (2) certificates of deposit, U.S. treasury bills and other U.S. government issued debt instruments.

Responsibility

In order to meet the requirements of the Rule, this Code of Ethics includes a procedure for detecting and preventing material trading abuses and requires all Access Persons to report personal securities transactions on an initial, quarterly and annual basis (the "Reports"). Mazama has appointed the following person to serve as the compliance officer (the "Compliance Officer"):

Shannon Lynch
Compliance Officer

The Compliance Officer will receive and review Reports delivered in accordance with Section 5 below. In turn, the Compliance Officer will report to the Board any material violations of the Code of Ethics in accordance with Section 6 below. Any questions regarding Mazama's policies or procedures regarding insider trading, confidential information and conflicts of interest should be referred to the Compliance Officer.

Procedure

Access Person Reports

All Access Persons are required to submit the following reports to the Compliance Officer for themselves and any immediate family member residing at the same address. In lieu of providing the Quarterly Transaction Report, an Access Person may submit brokerage statements or transaction confirmations that contain duplicate information. The Access Person should arrange to have brokerage statements and transaction confirmations sent directly to the Compliance Officer (see Appendix 3 for the form of an Authorization Letter):

1. Employee Certification. Within ten days of beginning employment and within the first thirty days of each year, each Access Person must report the following information:

     o The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

     o The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person; and

     o    The date the report is submitted by the Access Person.

     o    A form of the Employee Certification is attached as Appendix 4

2. Quarterly Transaction Reports. Within ten days of the end of each calendar quarter, each Access Person must report the following information:

     o With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

          1. The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

          2.   The nature of the transaction (i.e., purchase, sale);

          3. The price of the Covered Security at which the transaction was effected;

          4. The name of the broker, dealer or bank with or through which the transaction was effected; and

          5.   The date that the report is submitted by the Access Person

     o With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

          1. The name of the broker, dealer or bank with whom the Access Person established the account;

          2.   The date the account was established; and

          3.   The date that the report is submitted by the Access Person.

          4. A form of the Quarterly Transaction Report is attached as Appendix 5.

Administration of the Code of Ethics

Reporting Violations and Certifying Compliance

1. Mazama must use reasonable diligence and institute policies and procedures reasonably necessary to prevent its Access Persons from violating this Code of Ethics;

2. The Compliance Officer shall circulate the Code of Ethics and receive an acknowledgement from each Access Person that the Code of Ethics has been read and understood;

3. The Compliance Officer shall review all Reports to determine whether a possible violation of the Code of Ethics and/or other applicable trading policies and procedures may have occurred.

4. No Access Person shall review his or her own Report(s). The Compliance Officer shall appoint an alternative to review his or her own Reports if the Compliance Officer is also an Access Person.

5. On an annual basis, the Compliance Officer shall prepare a written report describing any issues arising under the Code of Ethics or procedures, including information about any material violations of the Code of Ethics or its underlying procedures and any sanctions imposed due to such violations and submit the information to the Compliance Officer for review by the Board; and

6. On an annual basis, Mazama shall certify to the Board of Trustees of any Fund for which it serves as an adviser or subadviser that it has adopted procedures reasonably necessary to prevent its Access Persons from violating the Code of Ethics.

Compliance with other Securities Laws

This Code of Ethics is not intended to cover all possible areas of potential liability under the Investment Company Act or under the federal securities laws in general. For example, other provisions of Section 17 of the Investment
Company Act prohibit various transactions between a registered investment company and affiliated persons, including the knowing sale or purchase of property to or from a registered investment company on a principal basis, and joint transactions (i.e., combining to achieve a substantial position in a security or commingling of funds) between an investment company and an affiliated person. Access Persons covered by this Code of Ethics are advised to seek advice before engaging in any transactions involving securities held or under consideration for purchase or sale by a Fund or other client account or if a transaction directly or indirectly involves themselves and a Trust other than the purchase or redemption of shares of a Fund or other client account or the performance of their normal business duties. In addition, the Securities Exchange Act of 1934 may impose fiduciary obligations and trading restrictions on access persons and others in certain situations. It is expected that access persons will be sensitive to these areas of potential conflict, even though this Code of Ethics does not address specifically these other areas of fiduciary responsibility.

Prohibited Trading Practices

1. No Access Person may purchase or sell directly or indirectly, any security in which he or she has, or by reason of such transactions acquires, any direct or indirect beneficial ownership if such security to his or her actual knowledge at the time of such purchase or sale:

     o is being considered for purchase or sale by a Fund or other client account;

     o is in the process of being purchased or sold by a Fund or other client account (except that an Access Person may participate in a bunched transaction with a Fund or other client account if the price terms are the same in accordance with trading policies and procedures adopted by Mazama); or

     o is in the process of being purchased or sold for a Fund or other client account, or for which an opposing transaction (purchase versus sale) is underway or has transpired within the prior 7 days. Access persons may purchase or sell securities immediately following transactions on behalf of a Fund or other client account if the transaction is on the same side of the market (i.e. purchasing a security that has been purchased by a Fund or other client account), subject to all other restrictions and requirements set forth in this Code and Mazama's policies and procedures governing trades by Investment Personnel.

2. Investment Personnel Mazama must obtain approval from the Compliance Officer before directly or indirectly acquiring beneficial ownership in any securities in an IPO or Limited Offering.

3. No Access Person may trade ahead of a Fund or other client account in violation of this Code - a practice known as "frontrunning."

4. If both, an officer, director or employee of Mazama and a client of Mazama are engaging in transactions involving a Publicly Traded Security an actual or apparent conflict of interest could arise. In any situation where the potential for conflict exists, transactions for client accounts take precedence over transactions for Personal Accounts.

5. Before an officer, director or employee buys or sells a Publicly Traded Security for a Personal Account, he or she must; (i) confirm that he or she is not in receipt of any material, nonpublic information that would affect the price if that Publicly Traded Security; (ii) obtain approval of the Compliance Officer if the employee is purchasing or selling a security issued by a company with a total market capitalization less than $3 billion.

6. Employee trades ma be aggregated with client trades only if; (i) aggregation is consistent with Mazama's duty to seek best execution; (ii) no account will be favored over any other account; (iii) an allocation report will be produced before entering an aggregated order; and (v) if an order is only partially filled, it will be allocated on a pro-rata basis.

7. The Compliance Officer shall review all employee transactions on a daily basis. Any transactions which are found to be in conflict with Mazama's fiduciary obligation to its clients will be subject to cancellation. The Compliance Officer shall retain all employee trading records as part of the books and records as required by the Advisers Act and the rules promulgated there under.

Sanctions

As to any material violation of this Code of Ethics, Mazama shall adopt trading policies and procedures that provide for sanctions of the Access Persons. Such sanctions may include, but are not limited to: (1) a written reprimand in the Access Person's employment file; (2) a suspension from employment; and/or (3) dismissal from employment.

ACKNOWLEDGED AND AGREED:
I have read, and I understand the terms of, this Code of Ethics.

By:__________________________________________________

Private Name:________________________________________

Date:________________________________________________

                                   Appendix 1
                                   Definitions


Access    (i) any  director,  trustee,  officer,  general  partner  or
Person Advisory Person of Mazama or a Fund; and (ii) any director, officer or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by a Fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to a Fund regarding the purchase or sale of Covered Securities. For purposes of this Code, only personnel of Mazama are Access Persons.

Advisory  (i) any  employee of a Fund or Mazama (or of any company in
Person a control relationship to a Fund or Mazama) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and (ii) any natural person in a control relationship to a Fund or investment adviser who obtains information concerning recommendations made to a Fund with regard to the purchase or sale of Covered Securities by a Fund.

Control The power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

Covered   Includes any Security (see below) but does not include (i) direct
Security obligations of the Government of the United States; (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (iii) shares issued by open-end investment companies (i.e., mutual funds).

Fund      An investment company registered under the Investment Company Act.

Investment (i) any employee of a Fund or Mazama (or of any company in a Personnel control relationship to a Fund or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of security by a Fund; and (ii) any natural person who controls a Fund or Mazama and who obtains information concerning recommendations made to a Fund regarding the purchase or sale of securities by a Fund. For purposes of this Code, only personnel of Mazama are Investement Personnel.

Limited   An offering  that is exempt from  registration  under the
Offering Securities Act of 1933 (the "Securities Act") pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act.

Personal  Includes each and every account wherein a Mazama employee
Account influences or controls the investment decisions. A Mazama employee is deemed to influence or control the investment decisions if the account is for the benefit of (i) any employee; (ii) a spouse of any employee;
          (iii) any child under the age of 22 of an employee, whether or not residing with the employee; (iv) any other dependent of an employee residing in the same household with the employee; (v) any other account in which an employee has a beneficial interest. The employee may obtain a written exemption from the Personal Account designation by the Compliance Officer if the Officer determines that (i) the certifying employee does not influence the investment decisions for any specified account of such spouse, child, or dependent person; and
          (ii) the person or persons making the investment decisions for such account do not make such decisions, in whole or in part, upon information that the certifying employee has provided.

Publicly   (i) any equity or debt  instrument  traded on an
Traded exchange, through NASDAQ or through the "pink sheets;" (ii) any Securities options to purchase or sell such equity or debt instrument; (iii) any index stock or bond group options that include such equity or debt instrument; and (iv) any option on such futures contracts; provided that the Publicly-Traded Securities shall not include (a) equity securities issued by mutual funds (other than mutual funds for which the Company acts as adviser) having total assets under management of at least $100,000,000; and (2) certificates of deposit, U.S. treasury bills and other U.S. government-issued debt instruments.

 Purchase  Includes, among other things, the writing of an option to purchase or
 or Sale   sell a Covered Security.
 of a
 Covered
 Security
 Security Any note,  stock,  treasury stock,  bond,  debenture,  evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

Security (i) any Covered Security which, within the most recent [15] days: (a) Held is or has been held by a Fund; or (b) is being or has been considered or to be by a Fund or Mazama for purchase by a Fund; and (ii) any option to Acquired purchase or sell, and any security convertible into or exchangeable by a Fund for, a Covered Security described in paragraphs (a) or (b) above.

                                   Appendix 2
                 List of Access Persons and Investment Personnel



------------------------------- ----------------------------------------- ----------------------- --------------------

                                                                            Acknowledgement of      Is this Person
             Name                                Title                      Receipt of Code of      also Investment
                                                                                  Ethics              Personnel?
------------------------------- ----------------------------------------- ----------------------- --------------------


Ronald A. Sauer                 CIO, Senior Portfolio Manager                       Y                      Y
-------------------------------

Brian P. Alfrey                 Executive Vice President,                           Y                      Y
                                Chief Operating Officer
-------------------------------

Helen M. Degener                Strategic Advisor                                   Y                      Y
-------------------------------

Stephen C. Brink                Portfolio Manager,                                  Y                      Y
                                Director of Research
-------------------------------

Jill R. Collins                 Senior Vice President,                              Y                      N
                                Marketing and Client Service
-------------------------------

Donald J. Klotter               Vice President,                                     Y                      N
                                Marketing and Client Service
-------------------------------

Gretchen Novak                  Associate Portfolio Manager                         Y                      Y
===============================

Alex Woodward                   Senior Research Analyst                             Y                      Y


Claudette Jacobsen              Senior Equity Trader                                Y                      Y
===============================

Tom Norby                       Equity Trader                                       Y                      Y
===============================

Joel Rubenstein                 Associate Research Analyst                          Y                      Y
===============================

Robyn Roark Vitti               Research Associate                                  Y                      Y
===============================

                                   Appendix 3
                          Form of Authorization Letter

March 4, 2004


Broker Name
Broker Address
City, State Zip

Re:  Brokerage Statements of

Ladies and Gentlemen:

The above referenced person is an employee of Mazama Capital Management, Inc. Federal securities laws require that we monitor the personal securities transactions of certain key personnel. By this Authorization Letter, and the acknowledgement of the employee below, please update the forwarding address for all duplicate copies of the employee's brokerage statements and transaction confirmations to:

                           Compliance Department
                           Mazama Capital Management, Inc.
                           One S.W. Columbia Street, Suite 1500
                           Portland, Oregon 97258

Should you have any questions, please contact the undersigned at 503-944-6249.

                                            Very truly yours,




                                            Shannon M. Lynch
                                            Compliance Officer




AUTHORIZATION:

I hereby authorize you to release duplicate brokerage statements and transaction confirmations to my employer.

                                Signature:_____________________________________


Name:
SSN:
Account #:

                                   Appendix 4
                             Employee Certification
                     (complete within ten days of employment
                     and the first thirty days of each year)
                                Date Submitted:

     I hereby certify that I have read and understand and agree to abide by the policies set forth in the Mazama Capital Management, Inc. Compliance Manual and Code of Ethics.

Privacy Policy

     I have read and agree to comply with the Privacy Policy of the Compliance Manual. My initials certify that have not provided nonpublic information to any unaffiliated third parties except in the following circumstances:

     o As necessary to provide the service that the client has requested or authorized, or to maintain and service the client's account;

     o    As required by regulatory authorities or law enforcement officials who
          have  jurisdiction  over  Mazama  Capital  Management,   Inc.,  or  as
          otherwise required by an applicable law; and

     o To the extent reasonable necessary to prevent fraud and unauthorized transactions.

SEC Rule 206(4)-4

     To meet the disclosure requirements of SEC Rule 206(4)-4 under the Advisers Act, my initials certify that I have disclosed all legal and disciplinary events for which I am, or have been, personally involved, including information regarding any actions or fines by any Self-Regulatory Organization.

Personal Securities Transactions & Records Policy

     To comply with the Personal Securities Transactions & Records Policy of the Compliance Manual and, if applicable, the Access Person reporting requirements of the Code of Ethics, I further certify that I have directed each broker with whom I have an account to send to the Mazama Capital Management, Inc. designated compliance officer duplicate copies of all confirmations and periodic statements relating to my account(s) and have complied with the reporting requirements of the policy and code of ethics. By initialing one of the below options I indicate my status in reporting personal transactions and holdings:

____ No member of my immediate family or household maintains any brokerage accounts or beneficially owns any securities that require reporting as indicated in the Personal Securities Transactions & Records Policy of the Compliance Manual.

____ Information regarding all securities accounts maintained by me or any member of my immediate family or household accompanies this certificate.

____ I have already disclosed all securities accounts maintained by me or any member of my immediate family or household to Mazama Capital Management, Inc. and there have been no changes.

____ I have already disclosed securities accounts maintained by me or any member of my immediate family or household to Mazama Capital Management, Inc., but new account information is attached to the back of this certificate.

_______________________________________________________________________________
Employee Signature                                  Date

_______________________________________________________________________________
Reviewed: (Compliance Officer Signature)            Date

                                   Appendix 5
                          Quarterly Transaction Report
                    (complete within ten days of the quarter)
                           Date Submitted: ___________

     Note: In lieu of this Report, you may submit duplicate copies of your brokerage statements

1.   TRANSACTIONS

---------------------------- ----------- -------------- ----------------------- ----------------- ------------------
 Name of Covered Security      Broker      Number of    Nature of Transaction    Purchase Price        Date of
                                            Shares         (i.e, buy, sale)                          Transaction
---------------------------- ----------- -------------- ----------------------- ----------------- ------------------












2.   BROKERAGE ACCOUNTS OPENED DURING QUARTER

-------------------------------------------------------------- ----------------- ---------------------------
                   Name of Institution and                      Account Number       Have you requested
      Account Holders' Name (i.e., you, spouse, child)                             duplicate statements?
-------------------------------------------------------------- ----------------- ---------------------------









Reviewed:____________________________________________
              (compliance officer signature)

Date:________________________________________________

                                   Appendix 6
                             Annual Holdings Report
                (to be completed within thirty days of each year)
                                Date: ___________

     Note: In lieu of this Report, you may submit duplicate copies of your brokerage statements


1.       HOLDINGS

-------------------------------------------------------------- ----------------- ---------------------------
                  Name of Covered Security                     Number of Shares      Value of Security
-------------------------------------------------------------- ----------------- ---------------------------







2.   BROKERAGE ACCOUNTS

-------------------------------------------------------------- ----------------- ---------------------------
                   Name of Institution and                      Account Number       Have you requested
      Account Holders' Name (i.e., you, spouse, child)                             duplicate statements?
-------------------------------------------------------------- ----------------- ---------------------------






Reviewed:____________________________________________
              (compliance officer signature)

Date:________________________________________________